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EXHIBIT 10.25

                                    AGREEMENT

                  THIS AGREEMENT (hereinafter the "Agreement"), is made as of the 3rd day of October, 1998, by and between Quintel Communications, Inc., a New York corporation, with an office address at One Blue Hill Plaza, 5th Floor, P.O. Box 1665, Pearl River, New York 10965 (hereinafter "Quintel"), and U.S. Mobile Services, Inc., a Delaware Corporation with an address at 10810 Guilford Road, Suite 101, Annapolis Junction, Maryland 20701 (hereinafter "USM").

                                   BACKGROUND

                  WHEREAS, USM is a national wireless and wireline resale provider of prepaid wireless, prepaid wireline and prepaid local exchange services;

                  WHEREAS, Quintel is in the business of providing inter alia, telecommunications products and services as well as direct marketing services to its clients;

                  WHEREAS, Quintel has developed and is currently running a sales commercial on a national basis which advertises a "free cellular phone" to any customer that switches his/her long distance wireline telephone service to a company represented by Quintel (hereinafter the "Quintel Affiliate");

                  WHEREAS, USM is desirous of supplying the "free cellular phone" as well as monthly cellular service (under certain terms and conditions) to the Quintel customers mentioned above;

                  NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. RECITALS. The foregoing recitals are hereby incorporated herein by reference as if fully set forth at this point in the text of the Agreement.

                  2. QUINTEL RESPONSIBILITIES AND PAYMENT OBLIGATIONS. On the terms and subject to the conditions set forth in this Agreement, Quintel agrees as follows:


                           a.       Quintel will produce and fund all
                                    productions of spots and/or infomercials;

                           b.       Quintel will manage and fund all media
                                    purchases;

                           c. Quintel will write all telemarketing scripts and manage the inbound telemarketing process with respect to its programs;

                           d. Quintel will provide USM with a list of customers that have qualified for the "free cellular phone" program;



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                           e.       Quintel will provide the aforementioned
                                    customer information to USM via electronic file with the pertinent information regarding each customer;

                           f. Quintel will pay USM {Confidential portion omitted and filed separately with the Commission} for each cellular phone shipped with respect to customers that receive phones in conformance with the Quintel "free cellular phone" program (i.e.: phone shipment after the customer has been a long distance customer of the Quintel affiliate for {Confidential portion omitted and filed separately with the Commission} which phones shall be loaded with {Confidential portion omitted and filed separately with the Commission} for use by the customer. Quintel will make the aforementioned payment to USM within seven days subsequent to the phone shipment mentioned above. The cellular phones to be shipped with respect to the "free cellular phone" program mentioned above will be shipped to customers by USM only after authorization from Quintel;

                           g. Quintel will receive a {Confidential portion omitted and filed separately with the Commission} percent commission on prepaid cellular airtime sold to each customer on a recurring monthly basis (exclusive of any initial airtime loads) during the entire period such customer remains a customer of USM or any of its subsidiaries or affiliates.

                  3. USM RESPONSIBILITIES AND PAYMENT OBLIGATIONS. On the terms and subject to the conditions set forth in this Agreement, USM agrees as follows:

                           a. USM will carry the inventory of prepaid cellular phone hardware and will fulfill customer orders. The aforementioned phones will be loaded with {Confidential portion omitted and filed separately with the Commission} of airtime when they are shipped from the USM fulfillment center. It is understood and agreed by the parties hereto that Quintel will not be paid a commission with respect to the initial {Confidential portion omitted and filed separately with the Commission} airtime load mentioned herein;

                           b. USM will bear the cost associated with the shipping of the phones as well as the {Confidential portion omitted and filed separately with the Commission} initial airtime load mentioned herein;

                           c. USM will ship the prepaid cellular phone within forty-eight (48) hours from the time that it has been notified to do so by Quintel. Quintel will provide USM with an anticipated delivery schedule weekly, which schedule shall detail the anticipated prepaid phone deliveries for the following two (2) week period;

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                           d.       USM will provide and manage the "back end"
                                    customer service function as well as its telemarketing programs. USM will provide the same product and service warranties to the "free cellular phone" customers as those supplied to other customers of USM and otherwise required by law. USM will indemnify Quintel against any claim made against Quintel by a USM customer and hold Quintel harmless from any liability, cost or expense arising out of such product and service warranties or the use of the cellular telephone by such customer. The foregoing indemnification does not cover misrepresentations by Quintel, nor will it extend to negligence or fraud on the part of Quintel;

                           e.       USM agrees to ship a maximum of
                                    {Confidential portion omitted and filed
                                    separately with the Commission} cellular phones {Confidential portion omitted and filed separately with the Commission} under the "free cellular phone" program mentioned in Paragraph 2 above. If the program is more successful than originally anticipated, the parties hereto agree that USM shall have the option to ship more than {Confidential portion omitted and filed separately with the Commission} phones per month in USM's sole and absolute discretion;

                           f. Sixty-one (61) days subsequent to the date that a customer switches its long distance service to the Quintel Affiliate, USM will contact the customer in an attempt to encourage the customer to pay a sum of money to purchase the cellular phone rather than waiting an additional four (4) months to receive the "free cellular phone" pursuant to the original offer. Providing that USM is successful in encouraging the customer to pay for the cellular phone, Quintel will not be required to pay USM pursuant to paragraph 2(g) above. Notwithstanding the foregoing, Quintel will continue to be entitled to the commission referred to in Paragraph 2(g) above;

                           g. Quintel will maintain script approval with respect to outbound telemarketing efforts and approval of all other media, print or otherwise, with regard to paragraph 3(f) above.

                  4. PRIVATE LABEL. The Parties hereto agree that the commercials that are being aired will continue to be aired under the Quintel Private label.

                  5. TERM. The term of this agreement shall be for a period of one (1) year. USM and Quintel shall have the right to elect two (2) one year renewal options in their discretion on the terms and conditions contained herein. During the term of this agreement, Quintel agrees to deliver all sales including all customer leads to USM in conformance with the terms of this Agreement. In markets where USM can not activate mobile identification numbers, USM and Quintel agree that Quintel can utilize

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                  provider for purposes of fulfilling the "free cellular phone"
                  program mentioned above.

                  6. REPRESENTATIONS AND WARRANTIES BY QUINTEL. To induce USM to enter into this agreement, Quintel makes the following representations and warranties:

                           a) Quintel has the power and authority to enter into this Agreement and to perform all of its duties and obligations hereunder;

                           b) The execution of this Agreement as well as the full and complete performance by Quintel of the provisions hereof will not violate or result in any breach of, or constitute a default under any agreement or other instrument to which Quintel is a party, or by which Quintel is bound.

                  7. REPRESENTATIONS AND WARRANTIES BY USM. To induce Quintel to enter into this Agreement, USM makes the following representations:

                           a) USM has the power and authority to enter into this Agreement and to perform all of its duties and obligations hereunder;

                           b) The execution of this Agreement as well as the full and complete performance by USM of the provisions hereof will not violate or result in any breach of or constitute a default under any agreement or other instrument to which USM is a party, or by which USM is bound.

                  8. THIRD PARTY BROKERAGE. The parties hereto hereby represent and warrant to each other that neither USM or Quintel have dealt with any broker or finder in connection with the transactions which are the subject of this Agreement, and each party hereby agrees to indemnify, save harmless and defend the other from and against all claims, losses, liabilities and expenses, including reasonable attorney's fees, arising out of any claims made by any broker, finder, or other intermediary who claims to have dealt with such party in connection with the transaction which is the subject of this Agreement. The provisions of this Section shall survive the termination of this Agreement.

                  9. HEADINGS. The headings used in this Agreement are for purposes of convenience only and shall not be used in construing the provisions hereof.



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                  10.      SEVERABILITY. The provisions of this Agreement shall
                           be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of the other provisions hereof.

                  11. ENTIRE AGREEMENT. This document represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, representations and covenants, oral or written.

                  12. MODIFICATIONS. This Agreement may not be modified except by the written agreement signed by both of the parties hereto.

                  13. NOTICES. Notices given pursuant to this Agreement shall be in writing, shall be given by actual delivery or by mailing the same to the party entitled thereto, at the addresses set forth below or at such other address as any party may designate in writing to any other party pursuant to the provisions of this Section. Notices given by mail shall be sent by United States mail, certified or registered, return receipt requested. Except as otherwise provided herein, notices shall be deemed to be received on the date of actual receipt, in the case of personal deliver, or on the date of mailing in the case of mailing. Notices shall be served or mailed to the following addresses, subject to the changes provided above:

                           If to USM:    U.S. Mobile Services, Inc.
                                         10810 Guilford Road
                                         Annapolis Junction, Maryland 20701
                                         Attention: Brian A. McCormick

                          If to Quintel: Quintel Communications, Inc.
                                         One Blue Hill Plaza, 5th Floor
                                         P.O. Box 1665
                                         Pearl River, NY 10965
                                         Attention:

                  14.      MISCELLANEOUS.

                           a). This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland;

                           b). Neither party shall be permitted to assign its rights and/or delegate its duties under this Agreement without the written consent of the other, which consent shall not be unreasonably withheld;


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                           c).      This Agreement may be executed in several
                                    counterparts and all counterparts so
                                    executed shall constitute one Agreement
                                    binding on all of the parties hereto,
                                    notwithstanding that all of the parties are not a signatory to the original or the same counterpart.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   U.S. MOBILE SERVICES, INC. (USM)
                                   By: /s/ Brian A. McCormick
                                       ---------------------------------
                                       Brian A. McCormick
                                       Chairman & CEO

                                   QUINTEL COMMUNICATIONS, INC. (Quintel)
                                   By: /s/  Gary Salmirs
                                       ---------------------------------
                                       Title:  Vice President

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